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              FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
                       ISSUER COMPANIES AND OTHER NOMINEES
































                                  EXHIBIT 99.3
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                          WILMINGTON TRUST CORPORATION

                                OFFER TO EXCHANGE
                   $250,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                       4.875% SUBORDINATED NOTES DUE 2013
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       FOR
             $250,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING
                       4.875% SUBORDINATED NOTES DUE 2013

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       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
                  , 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").

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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

           We are offering, upon the terms and subject to the conditions set
forth in the prospectus dated             , 2003 (as the same may be amended or
supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal enclosed herewith (which together constitute the "Exchange Offer"), to exchange up to $250,000,000 aggregate principal amount of our 4.875% Subordinated Notes Due 2013 (the "Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of our outstanding 4.875% Subordinated Notes Due 2013 (the "Outstanding Notes"). As set forth in the Prospectus, the terms of the Notes are identical in all material respects to the Outstanding Notes, except that the Notes have been registered under the Securities Act and therefore (1) will not be subject to certain restrictions on their transfer, (2) will not be entitled to registration rights and (3) will not contain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the Registration Rights Agreement described in the Prospectus. Outstanding Notes may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

           THE EXCHANGE OFFER IS SUBJECT TO THE CONDITIONS DESCRIBED IN THE SECTION ENTITLED "DESCRIPTION OF EXCHANGE OFFER -- CONDITIONS TO THE EXCHANGE OFFER" OF THE PROSPECTUS.

           Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

            1. the Prospectus, dated            , 2003;

            2. the form of Letter of Transmittal for your use in connection with the exchange of Outstanding Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Outstanding Notes);

            3. a form of letter which may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or in the name of your nominee, with space provided for obtaining those clients' instructions with regard to the Exchange Offer;
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            4. a Notice of Guaranteed Delivery; and

            5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

           YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2003, UNLESS EXTENDED.
PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

           In all cases, exchanges of Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent (as defined in the Prospectus) of (1) certificates representing those Outstanding Notes, or a book-entry confirmation (as defined in the Prospectus), as the case may be,
(2) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an agent's message (as defined in the Prospectus) and (3) any other required documents.

           Holders who wish to tender their Outstanding Notes and (1) whose certificates for the Outstanding Notes are not immediately available, (2) who cannot deliver their Outstanding Notes, the Letter of Transmittal or an agent's message and any other required documents to the Exchange Agent prior to the Expiration Date or (3) who cannot complete the procedures for delivery by book-entry transfer prior to the Expiration Date, must tender their Outstanding Notes according to the guaranteed delivery procedures set forth under the caption "Description of Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery" in the Prospectus.

           We are not making the Exchange Offer to, nor will we accept tenders from or on behalf of, holders of Outstanding Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance of tenders would not be in compliance with the laws of that jurisdiction.

           We will not make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offer. We will, however, upon request, reimburse you for customary clerical and mailing expenses you incur in forwarding any of the enclosed materials to your clients. We will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to us, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

           Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and the Letter of Transmittal may be directed to the Exchange Agent at its numbers and address set forth in the Prospectus and the Letter of Transmittal.

                                                Very truly yours,

                                                WILMINGTON TRUST CORPORATION

           NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON OUR AGENT OR THE AGENT OF ANY OF OUR AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF US IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.






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